Exhibit 99.1

GigCapital5, Inc. Announces Shareholder Approval of Business Combination

Palo Alto, CA – February 22, 2024 – GigCapital5, Inc. (“GigCapital5”) (NASDAQ: GIA) today announced that at the Annual Meeting of GigCapital5’s stockholders (the “Annual Meeting”) held on February 20, 2024, GigCapital5’s stockholders voted to approve the previously announced proposed business combination between GigCapital5, QT Imaging, Inc. (“QT Imaging”) and QTI Merger Sub, Inc. (“Merger Sub”), as well as all other proposals related to the Business Combination.

GigCapital5 plans to file the results of the Annual Meeting, as tabulated by an independent inspector of elections, on Form 8-K with the Securities and Exchange Commission today.

About GigCapital5

On December 8, 2022, GigCapital5 entered into a Business Combination Agreement (as amended, “BCA”) with QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital5 (“Merger Sub”), and QT Imaging, Inc. (“QT Imaging” and transactions contemplated by the Business Combination Agreement, the “Business Combination”). Pursuant to the terms of the BCA, Merger Sub will merge with and into QT Imaging (the “Merger”), with QT Imaging as the surviving company in the Merger, which after giving effect to the Merger will be a wholly owned subsidiary of GigCapital5 and will be renamed as QT Imaging Holdings, Inc. (“QTI Holdings”).

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of GigCapital5 and QT Imaging may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations of the management of QT Imaging with respect to the business and prospects of QT Imaging and the QTscan® and other products of QT Imaging, the benefits of the proposed Business Combination, the plans, expectations and intentions of QT Imaging and GigCapital5, the satisfaction of the closing conditions to the proposed Business Combination, the timing of the completion of the proposed Business Combination and the future performance of QT Imaging, including the anticipated impact of the proposed Business Combination on this performance, the completion of the financing with Yorkville or the ability to raise any other financing in connection with the Business Combination, and the GigCapital5 ability to maintain its listing on any stock exchange. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of GigCapital5 and QT Imaging and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of GigCapital5, QT Imaging and QTI Holdings to issue equity or equity-linked securities in connection with the proposed Business Combination or in the future, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Business Combination and the BCA; (3) the inability to complete the proposed Business Combination, including the risk that any regulatory approvals or the SEC’s declaration of the effectiveness of the BCA Proxy Statement are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect QTI Holdings or the expected benefits of the proposed Business Combination or due to failure to obtain approval of the stockholders of GigCapital5 and QT Imaging or other conditions to closing; (4) the amount of redemption requests made by GigCapital5’s stockholders; (5) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the proposed Business Combination and (y) the business of QT Imaging and QTI Holdings; (6) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (7) the inability to obtain or maintain the listing of GigCapital5 on the Nasdaq Stock Exchange or any other stock exchange or the listing of QTI Holdings’ common stock on the Nasdaq Stock Exchange or any other stock exchange following the proposed Business Combination; (8) the risk that the proposed Business

Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (9) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of QTI Holdings to grow and manage growth profitably and retain its key employees; (10) costs related to the proposed Business Combination; (11) changes in applicable laws or regulations; (12) the demand for QT Imaging’s and QTI Holdings’ services together with the possibility that QT Imaging or QTI Holdings may be adversely affected by other economic, business, and/or competitive factors; (13) risks and uncertainties related to QT Imaging’s business, including, but not limited to, the ability of QT Imaging to increase sales of its output products in accordance with its plan; (14) risks related to the rollout of QT Imaging’s business and the timing of expected business milestones; (15) the effects of competition on QT Imaging’s business; (16) changes in domestic and foreign business, market, financial, political, and legal conditions; (17) the inability to close on the Yorkville SEPA or obtain any other financing to support the closing of the Business Combination and cover operating needs of QTI Holdings, and (18) other risks and uncertainties included in (x) the “Risk Factors” sections of the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by GigCapital5 and (y) other documents filed or to be filed with the SEC by GigCapital5. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. GigCapital5 and QT Imaging do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

GigCapital5, Inc. Contact:

Brian Ruby, ICR, Brian.Ruby@icrinc.com